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                                                                  Exhibit 10.21

                                                                    [IBM LOGO]
IBM Transaction Agreement
PC Remarketer
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We provide Products and Services (including shrink-wrap services) to you for remarketing to the End User specified in your Profile. You establish the price and terms at which you market Products and Services.

1.  Definitions

    End User is anyone, who is not part of the Enterprise of which you are a part, who uses Services or acquires Products for its own use and not for resale.

    Enterprise is any legal entity (such as a corporation) and the subsidiaries it owns by more than 50 percent. An Enterprise also includes other entities as IBM and the Enterprise agree in writing.

    Machine is a machine, its features, conversions, upgrades, elements, accessories, or any combination of them. The term "Machine" includes an IBM Machine and any non-IBM Machine (including other equipment) that we approve you to market.

    Product is a Machine or Program, that we approve you to market, as we specify in your Profile.

    Program is an IBM Program or a non-IBM Program provided by us, under its applicable license terms, that we approve you to market.

    Related Company is any corporation, company or other business entity:

    1. more than 50 percent of whose voting shares are owned or controlled, directly or indirectly, by either of us, or

    2. which owns or controls, directly or indirectly, more than 50 percent of the voting shares of either of us, or

    3. more than 50 percent of whose voting shares are under common ownership or control directly or indirectly with the voting shares of either of us.

    However, any such corporation, company or other business entity is considered to be a Related Company only so long as such ownership or control exists. "Voting shares" are outstanding shares or securities representing the right to vote for the election of directors or other managing authority.

    Service is performance of a task, provision of advice and counsel, assistance, or use of a resource (such as a network and associated enhanced communication and support) that we approve you to market, as we specify in your Profile.


2.  Agreement Structure and Contract Duration

    Profile

    We specify the details of a specific transaction for which you are approved to market Products and Services in a document called a "Profile." Each of us agrees to the terms of this Agreement, the Profile, and the applicable Attachments referred to in the Profile (collectively called the "Agreement") by signing the Profile.

    Transaction Agreement - PC Remarketer

    We describe in the Transaction Agreement - PC Remarketer the terms which apply to the marketing of Products and Services.

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    Attachments

    We describe in a document entitled an "Attachment" additional terms that apply to the transaction. We specify in your Profile the Attachments, if any, that apply.

    Transaction Documents

    We will provide to you the appropriate "transaction documents." The following are examples of transaction documents, with examples of the information and responsibilities they may contain:

    1.  invoices (item, quantity, payment terms and amount due); and

    2.  order acknowledgment (confirmation of Products and quantity ordered).

    Conflicting Terms

    If there is a conflict among the terms in the various documents, the terms of:

    1. a transaction document signed by both of us prevail over those of all the documents;

    2. a Profile prevail over the terms of an Attachment and the Transaction Agreement - PC Remarketer; and

    3. an Attachment prevail over the terms of the Transaction Document - PC Remarketer.

    If there is an order of precedence within a type of document, such order will be stated in the document.

    Our Acceptance of Your Order

    Products and Services become subject to this Agreement when we accept your order by:

    1.  sending you a transaction document; or

    2.  providing the Product or Services.

    Acceptance of the Terms in A Transaction Document

    You accept the terms in a transaction document by doing any of the following:

    1.  signing it (those requiring a signature must be signed).

    Contract Duration

    This Agreement will remain in effect until terminated.


3.  Our Responsibilities

    Each of us agrees that:

    1. you are an independent contractor and this Agreement is non-exclusive. Neither of us is a legal representative or legal agent of the other. Neither of us is legally a partner of the other (for example, neither of us is responsible for debts incurred by the other), and neither of us is an employee or franchisee of the other, nor does this Agreement create a joint venture between us;

    2. each of us is responsible for our own expenses regarding fulfillment of our responsibilities and obligations under the terms of this Agreement;

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    3.  neither of us will discuss its End User prices and terms in the presence of the other;

    4. neither of us will disclose the terms of this Agreement, unless both of us agree in writing to do so, or unless required by law;

    5. neither of us will assume or create any obligations on behalf of the other or make any representations or warranties about the other, other than those authorized;

    6. any terms of this Agreement, which by their nature extend beyond the date this Agreement ends, remain in effect until fulfilled and apply to respective successors and assignees;

    7. we will allow the other a reasonable opportunity to comply before it claims the other has not met its obligations, unless we specify otherwise in this Agreement;

    8. neither of us will bring a legal action against the other more than two years after the cause of action arose, unless otherwise provided by local law without the possibility of contractual waiver;

    9.  each of us is free to set its own prices and terms;

    10. failure by either of us to insist on strict performance or to exercise a right when entitled does not prevent either of us from doing so at a later time, either in relation to that default or any subsequent one;

    11. neither of us is responsible for failure to fulfill obligations due to causes beyond the reasonable control of either of us;

    12. you may assign this Agreement in connection with a merger or sale of substantially all of your assets, other than to a direct competitor of IBM. Otherwise, neither of us may assign or transfer this Agreement, rights under it, or any of its approvals, or delegate any of its duties, without the prior written consent of the other party, unless expressly permitted to do so under this Agreement, and any attempt to do so is void. IBM may assign its rights to payment or orders placed hereunder to any third party;

    13. all information exchanged between us is non confidential, unless disclosed under the IBM Agreement for Exchange of Confidential Information;

    14. each of us will comply with all applicable laws and regulations (such as those governing consumer transactions); and

    15. we will work together to develop a customer (end user) satisfaction process, including targets.


Other Responsibilities

   You agree:

    1. to refund the amount paid for a Product returned to you, if such return is provided for in its warranty or license (for example, the End User does not accept the terms of the license or warranty). You may return the Product to us at our expense, for credit, as we specify;

    2.  to be responsible for customer satisfaction for all your activities;

    3. not to use our Trademarks (which includes IBM trade marks and service marks) except as we agree in writing;

    4. that your rights under this Agreement are not property rights and, therefore, you can not transfer them to anyone else or encumber them in any way. For example, you can not sell your approval to market our Products or Services;

    5. that when we provide you with access to our information systems, it is only in support of your marketing activities. Programs we provide to you for your use with our information systems,

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        which are in support of your marketing activities, are subject to the terms of their applicable license agreements, except you may not transfer them;

    6. to promptly provide us with documents we may require from you or the End User (for example, our license agreement signed by the End
        User) when applicable;

    7. that the products and deliverables you market in conjunction with IBM Products and Services are Year 2000 Ready. A product (for example, a machine or a program) or a deliverable is Year 2000 Ready if the product or deliverable, when used in accordance with its associated documentation, is capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products used with the product or deliverable properly exchange accurate date data with it;

    8. that you will not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of wrongfully influencing decisions in favor of IBM, directly or indirectly. IBM may terminate this Agreement immediately in case of 1) a breach of this clause or 2) when IBM reasonably believes such a breach has occurred or is likely to occur;

    9. that you will maintain your web site as a secure site and that you will publish on your web site appropriate privacy and security statements regarding the gathering and use of personal information. You privacy statement must be sufficient to enable you to comply with your obligations under this Agreement to provide certain information to IBM;

    10. that you will implement the information technology capability to support IBM's fulfillment and distribution processes, as mutually agreed upon;

    11. that you will consistently provide and maintain ordering, pre-sale and post-sale technical and product support. These capabilities must be made available via toll-free telephone number and e-mail access 24 hours per day, 7 days per week and 365 days per year;

    12. that you will provide forecasting information in a frequency and format specified by IBM. Currently, you are required to submit weekly forecasts 13 weeks out. Although we may change our forecasting requirements from time to time, you agree that forecasts submitted 8 weeks prior to shipping are firm and binding and we have the right to invoice you for any shortfall between your 8 week forecast and sales if we are unable to either (a) adjust your forecasts for subsequent periods to absorb the shortfall, or (b) allocate forecasted Products (and/or parts) to other customers;

    13. that you will provide End User sales information, including customer names, addresses, e-mail address, and telephone numbers for all sales of IBM Products and Services, in a format and frequency as identified by IBM; and

    14. to allow us to review and suggest modifications to any end user survey you publish, for IBM Products and Services. You will insure that any survey you publish includes an appropriate notice to the End User that survey responses will be shared with IBM.


4.  Your Responsibilities to End Users

    You agree to:

    1. assist the User to achieve productive use of your value added enhancement, if any, and the Products and Services you marketed;

    2. configure the Products we approve you to market. On your request we will assist you;

    3. identify and select the required technology based upon the End User's requirements, and confirm that the Product configuration is fully capable of the satisfactory performance of your value added enhancement, if any;

    4. not make representations that IBM is responsible for the Products' configuration and their ability to satisfy the End User's requirements;

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    5.  advise the End User of Product installation requirements;

    6. give written notice to the end user of any modification you make to a Product and the name of the warranty service provider, and advise that such modification may void the warranty for the Product;

    7. inform the End User that the sales receipt (or other documentation such as Proof of Entitlement, if it is required) will be necessary for proof of warranty entitlement or for Program upgrades; and

    8.  provide warranty information to End Users.


5.  Ordering and Delivery

    You may order Products and Services from us as we specify.

    Both of us will agree to a location to which we will ship. IBM is unable to ship to P.O. boxes and APO/FPO addresses.

    Upon becoming aware of any discrepancy between our shipping manifest and the Products and Services received from us, you agree to notify us immediately. We will work with you to reconcile any differences.

    Although we do not warrant delivery dates, we will use reasonable efforts to meet your requested delivery dates.

    We select the method of transportation and will bill you for associated charges for Products and Services we ship to you or your End Users. Upon your request, we may agree to ship products via your designated carrier using your account as the account billed for shipping.

    You may request that we cancel or modify an order before the order is scheduled to be shipped. Although we will use reasonable efforts to accommodate your request for modification or cancellation of an order, we may not be able to do so.


6.  Product Returns

    A return of a product will be accepted for credit of the then current price under the following conditions:

    1. your offer was canceled by the end user within 7 days of initial product delivery, and

    2.  product must be unused and in new condition, and

    3. product carton must be unopened, with original carton taping intact and in undamaged condition except for normal wear and tear due to shipping, and

    4. returned product must be received by us during the time period we are shipping that model for sale to you, or

    5. any return from the carrier for refused shipment from original delivery or

    6.  the end user does not accept the terms of the license or warranty.

    A handling fee will apply for returns that meet conditions 1,2,3 and 4 above. We will inform you of the fee and the returns procedure in writing.

    We will pay transportation charges for item 6. You are responsible for transportation charges for all other returns.

    You agree to ensure that the products are free of any legal obligations or restrictions that prevent their return.

    Products that are returned to us that do not meet these provisions will not be accepted and will be

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    shipped to you, or your designee, at your expense.


7.  Price, Invoicing, Payment and Taxes

    Price and Discount

    The price, and discount if we specify one, for each Product and Service will be specified in your Profile.

    Price and Discount Changes

    We may change prices and discounts at any time upon notice to you.

    Invoicing, Payment and Taxes

    Amounts are due upon receipt of invoice and payable as specified in a transaction document. You agree to pay accordingly, including any late payment fee. Details of any late payment fee will be provided upon request at the time of order and will be included in the invoice. The foregoing paragraph will be superseded to the extent that you finance the purchase of Products and Services through IBM Credit Corporation.

    You may use a credit only after we issue it.

    If any authority requires us to include in our invoice to you a duty, tax, levy, or fee which they impose, excluding those based on our net income, upon any transaction under this Agreement, then you agree to pay that amount.

    Reseller Tax Exemption

    You agree to provide us with your valid reseller exemption documentation for each applicable taxing jurisdiction to which we ship Products and Services. If we do not receive such documentation, we will charge you applicable taxes and duties. You agree to notify us promptly if this documentation is rescinded or modified. You are liable for any claims or assessments that result from any taxing jurisdiction refusing to recognize your exemption.

    Purchase Money Security Interest

    You grant us a purchase money security interest in your proceeds from the sale of, and your accounts receivable for, Products and Services until we receive the amounts due. You agree to sign an appropriate document (for example, a "UCC-1") to permit us to perfect our purchase money security interest. The foregoing paragraph will be superseded to the extent that you finance the purchase of Products and Services through IBM Credit Corporation.

    Failure to Pay Any Amounts Due

    If you fail to pay any amounts due in the required period of time, you agree that we may do one or more of the following, unless precluded by law:

    1. impose a finance charge, as we specify to you in writing, up to the maximum permitted by law, on the portion which was not paid during the required period;

    2.  require payment on or before delivery of Products and Services;

    3. repossess Products and Services for which you have not paid. If we do so, you agree to pay all expenses associated with repossession and collection, including reasonable attorneys' fees. You agree to make the Products and Services available to us at a site that is mutually convenient;

    4.  not accept your order until any amounts due are paid;

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    5.  terminate this Agreement; or

    6.  pursue any other remedy available at law.

    The foregoing paragraphs will be superseded to the extent that you finance the purchase of Products and Services through IBM Credit Corporation.

    We may offset any amounts due you, or designated for your use (for example, marketing funds or promotional offerings), against amounts due us or any of our Related Companies.

    In addition, if your account with any of our Related Companies becomes delinquent, we may invoke any of these options when allowable by applicable law.


8.  Machine Code

    For certain Machines we may provide basic input/output system code, utilities, diagnostics, device drivers, or microcode (collectively called "Machine Code"). This Machine Code is licensed to the End User under the terms of the agreement provided with it. You agree to ensure the End User is provided such agreement.


9.  Programs

    All Programs are licensed under the terms of the agreement provided with them. Upon request of an End User, you agree to provide the Program license to the End User before such Program is provided to the End User.

    Program Services

    We provide defect-related Program Services directly to the End User.


10. Export

    You may actively market Products and Services only to the End User specified in your Profile and only within the geographic scope specified in this Agreement. You may not market outside the scope, and you agree not to use anyone else to do so.

    If an End User acquires a Product for export, our responsibilities, if any, under this Agreement no longer apply to that Product unless the Product's warranty or license terms state otherwise. You agree to use reasonable commercial efforts to ensure that your End User complies with all export laws and regulations, including those of the United States and the country as specified in the Governing Law Section of this Agreement, and any laws and regulations of the country in which the Product is imported or exported. Before your sale of such Product, you agree to prepare a support plan for it and obtain your End User's agreement to that plan. Within one month of sale, you agree to provide us with the End User's name and address, Machine type/model, and serial number if applicable, date of sale, and destination country.


11. Production Status

    Each IBM Machine is manufactured from new parts. Regardless of the IBM Machine's production status, our appropriate warranty terms apply. You agree to inform your End User of these terms in writing in a format you specify.


12. Title

    When you order a Machine, we transfer title to you when we ship the Machine.

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    Any prior transfer to you of title to a Machine reverts back to IBM when it is accepted by us as a returned Machine.

    We do not transfer a Program's title.


13. Risk of Loss

    We bear the risk of loss of, or damage to, a Product or Service until its initial delivery from us to you or, if you request and we agree, to your End User. Thereafter, you assume the risk.


14. Installation and Warranty

    We will ensure that Machines we install are free from defects in materials and workmanship and conform to specifications. We provide instructions to enable the setup of Customer-Set-Up Machines. We are not responsible for the installation of Programs or non-IBM Machines. We do, however, preload Programs onto certain Machines. We provide a copy of our applicable warranty statement to you. You agree to provide it to the End User for review before the sale is finalized, unless we specify otherwise.

    We calculate the expiration date of an IBM Machine's warranty period from the Machine's Date of Installation, which is the date of purchase noted on the End User's sales receipt. You must also notify us of this date upon our request. Warranty terms for Programs are described in the Programs' license terms.

    We provide non-IBM Products WITHOUT WARRANTIES OF ANY KIND, unless we specify otherwise. However, non-IBM manufacturers, suppliers, or publishers may provide their own warranties to you.

    For non-IBM Products we approve you to market, you agree to inform your End User in writing 1) that the Products are non-IBM, 2) of the manufacturer or supplier who is responsible for warranty (if any), and 3) of the procedure to obtain any warranty service.


15. Warranty Service

    We are responsible for providing Warranty Service for Machines. We may provide such Service directly or through authorized warranty service providers. You are not authorized to provide such Service.


16. Patents and Copyrights

    If a third party claims that a Product we provide under this Agreement infringes that party's patents or copyrights, we will defend you against that claim at our expense and pay all costs, damages, and attorneys' fees that a court finally awards, provided that you:

    1.  promptly notify us in writing of the claim; and

    2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

    If you maintain an inventory, and such a claim is made or appears likely to be made about a Product in your inventory, you agree to permit us either to enable you to continue to market and use the Product, or to modify or replace it. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you a credit, as we determine, which will be either 1) the price you paid us for the Product (less any price-reduction credit) for new and unsold products in your inventory, or 2) the depreciated price for used products.

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    This is our entire obligation to you regarding any claim of infringement.

    Claims for Which We Are Not Responsible

    We have no obligation regarding any claim based on any of the following:

    1.  anything you provide which is incorporated into a Product;

    2. your modification of a Product, or a Program's use in other than its specified operating environment;

    3. the combination, operation, or use of a Product with any Products not provided by us as a system, or the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or

    4. infringement by a non-IBM Product alone, as opposed to its combination with Products we provide as a system.


17. Liability

    Circumstances may arise where, because of a default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply as your exclusive remedy and our exclusive liability.

    Our Liability

    We are responsible only for:

    1.  payments referred to in the "Patents and Copyrights" section above;

    2. bodily injury (including death), and damage to real property and tangible personal property caused by our Products; and

    3. the amount of any other actual loss or damage, up to the greater of $100,000 or the charges (if recurring, 12 months' charges apply) for the Product that is the subject of the claim.

    Items for Which Neither of Us Are Liable

    Under no circumstances (except as required by law) are either of us liable for any of the following:

    1.  loss of, or damage to, the other party's records or data; or

    2. special, incidental, or indirect damages, or for any economic consequential damages (including lost profits or savings) even if the responsible party is informed of their possibility.


18. Engineering Changes

    You agree to allow us to install mandatory engineering changes (such as those required for safety) on all Machines in your inventory, and to use commercially reasonable efforts to enable us to install such engineering changes on your End User's Machines. Mandatory engineering changes are installed at our expense and any removed parts become our property.

    During the warranty period, we manage and install engineering changes at:

    1. your or your End User's location for Machines for which we provide Warranty Service; and

    2.  your location for other Machines.

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    Alternatively, we may provide you with the parts (at no charge) and instructions to do the installation yourself, upon our request. We will reimburse you for your labor as we specify.


19. Review of Compliance

    We may periodically review your performance under this Agreement. You agree to provide us with relevant records on request. We have the right to reproduce them, retain copies, and audit your compliance with this Agreement on your premises during your normal business hours upon fifteen
    (15) days' notice. We may use an independent auditor for this.


20. Changes to the Agreement Terms

    For a change to this Agreement to be valid, both of us must agree to it in writing. We may, however, change terms relating to safety and security without advance notice.


21. Ending the Agreement

    Regardless of the contract duration specified in your Profile, either party may terminate this Agreement without cause, on two months' written notice; with cause, on one month's written notice.

    Each of us agrees that the only obligation is to provide the notice called for in this section and neither of us is liable for any claims or losses if it does so.


22. Geographic Scope

    All the rights and obligations of both of us are valid only in the United States and Puerto Rico.

    You are not authorized to actively market Products outside the geographic scope of this Agreement and you agree not to use anyone else to do so.

    If an End user acquires a Product for export, our responsibilities under this Agreement no longer apply to that Product. You agree to use your best efforts to ensure that your End User complies with United States export laws and regulations, and any import requirements of the destination country. Within one month of sale, you agree to provide us with the End User's name and address, machine type/model and serial number, date of sale, and destination country.


23. Governing Law

    The laws of the State of New York, without regard to conflict of laws principles, govern this Agreement.

    The "United Nations Convention on Contracts for the International Sale of Goods" does not apply.

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                                                                      [IBM LOGO]
IBM Transaction Agreement
PC Remarketer
--------------------------------------------------------------------------------

                    Attachment for Software Preload Services


This Attachment supplements the IBM Transaction Agreement - PC Remarketer (the "Agreement") and applies if indicated in a Profile to the Agreement. This Attachment sets for the terms under which IBM will perform software preload installation services for Machines which you are authorized to market under the applicable Profile. You accept these terms by signing the Profile.


1.  General

IBM will provide software preload services, configuration verification and/or testing services relating to the operability and interoperability of hardware and/or software products owned or licensed by you and provided to IBM for testing, as specified more fully below.

2.  Your Responsibilities

You will:

1. as applicable, provide IBM with specifications for your required software image and any required application software code;

2. provide a technical representative to set up and operate software applications included within your software image, if requested by IBM, and to provide IBM with any required technical support during testing;

3.  identify a technical contact for configuration requirements and approvals;

4.  provide software product key numbers, where applicable;

5.  supply any non-IBM options or peripherals required to test your software;

6. disclose the encryption capabilities of any supplied software that does not comply with U.S. export regulations;

7. provide proof of licenses of supplied software upon IBM's request. You warrant that you have all sufficient rights to such software to enable IBM to perform the services set forth in this Attachment. You are solely responsible for any fees or for any other payments to any third party software you supply; and

8. defend, hold harmless and indemnify IBM, IBM subsidiaries and its and their distributors, from and against any and all claims, liabilities, damages and judgments, including attorneys' fees, arising from any breach or alleged breach of the foregoing warranty.


3.  IBM's Responsibilities

IBM will:

1. create an installable software image for preload onto Machines marketed by you, as part of our manufacturing process;

2. create a Recovery CD-ROM which contains a copy of this software image, which will enable your End Users to restore the original factory preload image on their Machines. A copy of the Recovery CD will be provided with each Machine. You may not reproduce, in whole or in part, the Recovery CD;

3. conduct a limited amount of testing intended to provide functional verification of the completed software image prior to preload/manufacturing;

4. where applicable, charge you for securing appropriate licenses for software included in the software image, unless you provide proof of such licenses; and

5. perform the Services using reasonable care and skill in a professional and workmanlike manner. THIS IS YOUR EXCLUSIVE WARRANTY REGARDING THE SERVICES AND REPLACES ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. We do not warrant uninterrupted or error-free operation of any deliverable or Service or that we will correct all defects.


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4.  Functional Verification of Software Image

Prior to conducting any functional verification of the software image, IBM will develop a test plan and provide it to you for approval. Any issues identified by IBM during testing will be communicated to you for resolution. Upon request, IBM will provide assistance to you in resolving identified issues. Upon completion of functional testing, IBM will provide the image to you for final review and approval, prior to release to manufacturing.

You understand that IBM's testing procedures 1) verify that the installation of the software image does not alter the intended function of your supplied software, and 2) do not verify or guarantee that your supplied software will function as designed or intended by you.


5.  Warranty and Support

You are solely responsible for providing all warranty service and support to your End Users for your supplied software included in the preloaded software image. IBM shall have no obligation to provide service or support for such items.


6.  Deliverables

All deliverables included in the software image (other than your supplied software) are owned exclusively by IBM or its suppliers. You receive no rights to such deliverables under this Agreement.



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                                                                      [IBM LOGO]
IBM Transaction Profile
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This Profile covers the details of your approval to market IBM personal computer
Products and Services to the specified End User. Like you, we are committed to providing the highest quality Products and Services to the customer.

By signing below, each of us agrees to the terms of the following (collectively called the "Agreement"):

a)   this Profile;

b)   Transaction Agreement - PC Remarketer; and

c)   the applicable Attachments referred to in this Profile.


This Agreement and its applicable Attachments and transaction documents are the complete agreement regarding this transaction, and replace any prior oral or written communications between us. Once this Profile is signed, 1) any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, to the extent permissible under applicable law, and 2) all Products and Services you order under this Agreement are subject to it. After signing, please return a copy to the IBM address shown below.



Revised Profile (yes/no): no         Profile Number: Consumer sales


Agreed to:                           Agreed to:
                                     International Business Machines Corporation


By:  /s/ JULIAN KING                 By:
    -------------------------            -----------------------------------
      Authorized Signature                      Authorized Signature

Name (type or print): Julian King    Name (type or print):

Date:   3/21/2000                    Date:


Your Organization Address:           IBM Address:

   100 Pine Street
   Suite 1100
   San Francisco, CA 94111



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                           DETAILS OF THE TRANSACTION


Profile Start Date (month/year): 3/2000     End Date: 3/2002



Approval/Acceptance of Additional Terms:

Each of us agrees to the terms of the following by signing this Profile.



You are approved to market only to the following End User(s):

Any end user



You are approved to market the following Products and Services:

IBM personal computers, monitors, features and options and related IBM and third party products



Price/Discount
--------------

Our price or discount, as applicable, for the Products and Services we approve you to market is below. If you request a change to the configuration, we will provide a revised price or discount schedule to you in writing.

Product/Services: products will be     Price/Discount: prices will be
communicated under separate cover      communicated under separate cover



Value added enhancement required:     yes  X   no
                                          ---     ---

The value added enhancement specified below must be an integral part of your solution for the End User and the primary justification for the End User's acquisition of the Product and Services.



Value added enhancement description:

Software preload



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                                                                      [IBM LOGO]
IBM Transaction Profile
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                                   SCHEDULE 1
                        Attachments and Additional Terms



The following Products, Services and Offerings have additional terms in the specific Attachments listed below.

                                                    Applies to
Products, Services and Offerings Attachment         this Profile
                                                    (Yes/No)
--------------------------------------------------------------------------------

Attachment for Software Preload Services            Yes



Additional Terms and Conditions (if any):

You will provide to IBM, on a quarterly basis, your marketing plan by customer segment



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